PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 Total Assets $3.2 Billion Deposits $2.9 Billion Locations 25 ATMs 40 $12 Million 3Q 2026 Earnings $18.1 Million YTD2026 Earnings 133 Consecutive dividends paid and counting 92 Years in Banking Total Loans $1.6 Billion Member FDIC FIRST GUARANTY BANCSHARES, INC. 3rd Quarter Report 2026 fgb.net | FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 NASDAQ Symbol: FGBI We’re Social: Scan here or go to investors.fgb.net to visit our Investor Relations site. Have Questions? Vanessa Drew | InvestorRelations@fgb.net At A Glance (unaudited) FGB Branch Locations 1. Abbeville, LA 2. Alexandria, LA 3. Amite, LA 4. Benton, LA 5. Bossier City, LA 6. Bunkie, LA 7. Denham Springs, LA 8. Dubach, LA 9. Greensburg, LA 10. Guaranty Square - Main Office Hammond, LA 11. Hammond, LA - Guaranty West 12. Hessmer, LA 13. Homer, LA 14. Independence, LA 15. Jennings, LA 16. Kentwood, LA 17. Marksville, LA - Tunica 18. Moreauville, LA 19. Oil City, LA 20. Ponchatoula, LA 21. Vivian, LA 22. Walker, LA 23. Watson, LA 24. Vanceburg, KY 25. Bridgeport, WV

A Message to Our Shareholders

Dear Shareholders,

The third quarter marked another important step forward in strengthening First Guaranty's financial position and positioning for long-term success.

During the quarter, we completed the sale of our Texas operations, which contributed to improved capital levels and enhanced balance sheet flexibility. We also continued to reduce higher-cost funding sources, resulting in a stronger funding profile and improved liquidity.

Asset quality remained a key focus. Substandard assets declined by $31.2 million during the quarter, and since year-end we have significantly reduced both special mention and substandard loan balances. We also signed agreements to dispose of several significant problem assets, including our largest OREO property and our second-largest non-performing loan relationship, both of which are expected to close during the fourth quarter.

As a result of these efforts, the Bank's Tier 1 leverage ratio improved to 8.29% and total risk-based capital increased to 18.79%, reflecting meaningful progress in our capital restoration initiatives.

While work remains, the actions taken throughout 2026 have strengthened our balance sheet, reduced risk, and positioned First Guaranty to better serve our customers, communities, and shareholders.



Sincerely,

Michael R. Mineer

Michael R. Mineer
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2026	September 30, 2025
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$292,226	$753,629
Federal funds sold	544	554
Cash and cash equivalents	292,770	754,183
Interest-earning time deposits with banks	500	250
Investment securities:		
Available for sale, at fair value ($875,612 and $372,873 respectively)	838,305	374,335
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $250,422 and $264,566 respectively)	323,466	322,413
Investment securities	1,161,771	696,748
Federal Home Loan Bank stock, at cost	10,544	10,079
Loans, net of unearned income	1,581,005	2,279,741
Less: allowance for credit losses	36,400	85,713
Net loans	1,544,605	2,194,028
Premises and equipment, net	61,458	59,979
Intangible assets, net	1,400	2,847
Other real estate, net	27,950	12,050
Accrued interest receivable	12,904	14,776
Other assets	38,583	52,396
Total Assets	$3,152,485	$3,797,336
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$368,328	$396,906
Interest-bearing demand	807,107	1,390,219
Savings	224,556	215,077
Time	1,454,983	1,352,695
Total deposits	2,854,974	3,354,897
Repurchase agreements	7,227	7,117
Accrued interest payable	19,729	16,333
Long-term advances from Federal Home Loan Bank	-	135,000
Senior long-term debt	14,217	14,196
Junior subordinated debentures	29,850	29,790
Other liabilities	7,543	18,928
Total Liabilities	2,933,540	3,576,261
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 16,638,371 and 15,352,947 shares issued and outstanding	16,638	15,353
Surplus	177,215	168,682
Retained earnings	29,947	12,342
Accumulated other comprehensive (loss) income	(37,913)	(8,360)
Total Shareholders' Equity	218,945	221,075
Total Liabilities & Shareholders' Equity	$ 3,152,485	$3,797,336

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three-Months Ended September 30, 2026	Three-Months Ended September 30, 2025
	(unaudited)	
Interest Income:		
Loans (including fees)	$27,423	$39,325
Deposits with other banks	4,650	7,777
Securities (including FHLB stock)	11,797	6,398
Total Interest Income	43,870	53,500
Interest Expense:		
Demand deposits	7,114	13,185
Savings deposits	1,034	1,058
Time deposits	15,850	14,519
Borrowings	2,221	2,500
Total Interest Expense	26,219	31,262
Net Interest Income	17,651	22,238
Less: Provision for credit losses	3,753	47,933
Net Interest Income (Loss) after Provision for Credit Losses	13,898	(25,695)
Noninterest Income:		
Service charges, commissions and fees	700	832
ATM and debit card fees	642	741
Net gains on securities	-	-
Net gains (losses) on sale of assets	1,716	(366)
Net gains on sale of branches	16,137	-
Other	622	653
Total Noninterest Income	19,817	1,860
Total Business Revenue (Loss), Net of Provision for Credit Losses	33,715	(23,835)
Noninterest Expense:		
Salaries and employee benefits	7,026	7,465
Occupancy and equipment expense	2,113	2,605
Goodwill impairment	-	12,900
Other	9,725	7,205
Total Noninterest Expense	18,864	30,175
Income (Loss) Before Income Taxes	14,851	(54,010)
Less: Provision (benefit) for income taxes	2,899	(9,007)
Net Income (Loss)	11,952	(45,003)
Less: Preferred stock dividends	582	582
Income (Loss) Available to Common Shareholders	$11,370	$(45,585)
Per Common Share:		
Earnings (Loss)	$0.69	$(3.01)
Cash dividends paid	$0.01	$0.01
Weighted Average Common Shares Outstanding	16,540,173	15,122,702
Return on Average Assets	1.36%	-4.61%
Return on Average Common Equity	22.74%	-78.41%

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Nine-Months Ended September 30, 2026	Nine-Months Ended September 30, 2025
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 93,792	$ 123,307
Deposits with other banks	19,360	21,287
Securities (including FHLB stock)	34,274	17,690
Total Interest Income	147,426	162,284
Interest Expense:		
Demand deposits	24,965	38,097
Savings deposits	2,943	3,656
Time deposits	51,844	45,605
Borrowings	7,056	8,225
Total Interest Expense	86,808	95,583
Net Interest Income	60,618	66,701
Less: Provision for credit losses	9,003	79,091
Net Interest Income (Loss) after Provision for Credit Losses	51,615	(12,390)
Noninterest Income:		
Service charges, commissions and fees	2,194	2,515
ATM and debit card fees	1,939	2,266
Net gains on securities	1	-
Net gains (losses) on sale of assets	1,760	(362)
Net gains on sale of branches	16,137	-
Other	1,893	1,951
Total Noninterest Income	23,924	6,370
Total Business Revenue (Loss), Net of Provision for Credit Losses	75,539	(6,020)
Noninterest Expense:		
Salaries and employee benefits	21,407	23,749
Occupancy and equipment expense	6,938	7,850
Goodwill impairment	-	12,900
Other	24,456	20,960
Total Noninterest Expense	52,801	65,459
Income (Loss) Before Income Taxes	22,738	(71,479)
Less: Provision (Benefit) for income taxes	4,612	(13,007)
Net Income (Loss)	18,126	(58,472)
Less: Preferred stock dividends	1,746	1,746
Income (Loss) Available to Common Shareholders	$16,380	$(60,218)
Per Common Share:		
Earnings (Loss)	$1.01	$(4.45)
Cash dividends paid	$0.03	$0.03
Book Value Per Common Share	$11.17	$12.25
Weighted Average Common Shares Outstanding	16,223,484	13,523,009
Return on Average Assets	0.63%	-2.00%
Return on Average Common Equity	11.24%	-35.83%